EXHIBIT 10.1
INTEREST AMENDMENT AND WAIVER AGREEMENT
     THIS INTEREST AMENDMENT AND WAIVER AGREEMENT (“Amendment”) is made to (1) that certain Securities Purchase Agreement (“November 11 Purchase Agreement”) dated as of November 11, 2004 among the Hartville Group, Inc. (the “Company”) and Bristol Investment Fund, Ltd., Palisades Master Fund, L.P. and Crescent International Ltd. (the “November 11 Purchasers”) for the purchase of the Convertible Debentures, due November 11, 2006, issued to the November 11 Purchasers (the “November 11 Debentures”) and the Common Stock Purchase Warrants issued to the November 11 Purchasers (the “November 11 Warrants”) and (2) that certain Securities Purchase Agreement (“November 26 Purchase Agreement” and collectively with the November 11 Purchase Agreement, the “Purchase Agreements”) dated as of November 26, 2004 among the Company and Islandia, L.P., Midsummer Investment, Ltd. and Satellite Strategic Finance Associates, LLC (the “November 26 Purchasers”) for the purchase of the Convertible Debentures, due November 26, 2006, issued to the November 26 Purchasers (the “November 26 Debentures” and collectively with the November 11 Debentures, the “Debentures”) and the Common Stock Purchase Warrants issued to the November 26 Purchasers (the “November 26 Warrants” and collectively with the November 11 Warrants, the “Warrants”).
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Adjustment to the Purchase Price of the Warrants. Section 2(b) of the Warrants is hereby amended and restated as follows: “Exercise Price. The exercise price of the Common Stock under this Warrant shall be $0.01, subject to adjustment hereunder (the “Exercise Price”).” The adjustment to the Warrants shall be automatic and require no further action by the Company or any Purchaser, except that any Purchaser may require the Company to deliver a new Warrant with the amended terms of this Amendment and the Company shall deliver such new Warrant within 3 Trading Days of receipt by the Company of the existing Warrant.
     2. Call Provision in the Warrants. The following provision shall be added as new Section 2(f) of the Warrants: “Call Provision. Subject to the provisions of Section 2(d) and this Section 2(f), if the VWAP for each of 10 consecutive Trading Days (the “Measurement Period”) exceeds $0.50 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after October ___, 2005) (the “Threshold Price”), then the Company may, within 1 Trading Day of the end of such period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”). To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (x) this Warrant then permits the Holder to acquire 100 Warrant Shares, (y) a Call Notice pertains to 75 Warrant Shares, and (z) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (1) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (2) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (3) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(f), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any Call Notice will be void), unless, from the beginning of the 10 consecutive Trading Days used to determine whether the Common Stock has achieved the Threshold Price through the Call Date, (i) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date and (ii) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder for the resale of all such Warrant Shares and (iii) the Common Stock shall be listed or quoted for trading on the Trading Market, and (iv) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents, and (v) the issuance of the shares shall be in accordance with Section 2(d) herein. The Company’s right to Call the Warrant shall be exercised ratably among the Holders based on each Holder’s initial purchase of Common Stock. Notwithstanding anything herein to the contrary but subject to all pricing, equity and other conditions under this Section 2(f), other than clause (ii) above, the Company’s right to exercise a Call hereunder may be done via the cashless exercise provision set forth in Section 2(c) provided that the Warrant Shares upon such cashless exercise are immediately free trading and issued without restrictive legend pursuant to Rule 144(k).”
     3. Waiver of Anti-Dilution. Any adjustment to the price of securities under this Amendment or any issuance of securities under this Amendment shall be deemed an Exempt Issuance under the Purchase Agreements.
     4. Increase in Original Issue Discount of Debentures. Each Purchaser shall receive an additional original issue discount on its respective Debenture in the amount set forth on Annex A attached hereto under the column entitled “Additional Interest” (“Additional OID Payment”). The Additional OID Payment shall be made on the date hereof to each Purchaser in the form of a unit which shall include a new Debenture (“OID Debenture”), in the form of the Debentures, with a principal amount as to such Purchaser equal to the amount set forth on Annex A attached hereto under the column entitled “Principal Amount of PIK” and a new warrant (“OID Warrant”), in the form of the Warrants, to purchase up to a number of shares of Common Stock equal to the number set forth on Annex A attached hereto under the column entitled “Nb of New Warrants @$0.01/sh”; provided, however, the OID Debentures shall have an initial conversion price equal to $0.20, subject to adjustment therein, and the OID Warrants shall have an initial exercise price equal to $0.01. The definition of “Underlying Securities” under Purchase Agreements and the definition of “Registrable Securities” under the Registration Rights Agreements are hereby amended to add and include the shares of Common Stock underlying the OID Debentures and OID Warrants.
     5. Release and Waiver. Each Purchaser, severally and not jointly with the other Purchasers, agrees to forever release and waive its rights to collect liquidated damages pursuant to the Registration Rights Agreement or to consider the Debentures immediately due and payable solely, in each such case, on account of the Company’s failure to get a Registration Statement registering the Registrable Securities effective on or prior to its Effectiveness Date; provided, however, that the Company shall (a) continue to use its best efforts to determine the most efficient and effective method of providing for free transferability of the Registrable Securities, including, if, when, and how to pursue the filing of a Registration Statement and the number of Registrable Securities to be included in one or more Registration Statements, (b) provide a Purchaser with monthly updates via electronic mail or facsimile of the status of any Registration Statement(s) subject to a filing review or pending effectiveness, including, but not limited to, copies of any comment letter received from the Commission relating to such Registration Statement and any responses thereto by the Company, (c) provide updates to a Purchaser, if pre-requested in writing by such Purchaser, on any significant progress leading to the effectiveness on any such Registration Statement within 5 Trading Days of the Company becoming aware of such progress and (d) respond promptly (but in no event later than 3 Trading Days) to an inquiry in writing by a Purchaser to such Purchaser regarding the status of any Registration Statements (clauses (a) through (d) collectively, the “Waiver Conditions”). In the event that any Waiver Condition is not met, then, provided that a Purchaser provides to the Company a written notice of the failure to meet any Waiver Condition and the Company does not cure such Waiver Condition within 5 Trading Days of receipt of the notice, in addition to any other rights a Purchaser may have hereunder or under applicable law, on each such date a Waiver Condition is not met and on each monthly anniversary of each such failure (if the applicable Waiver Condition shall not have been cured to the satisfaction of such Purchaser by such date) until the applicable Waiver condition is cured to the satisfaction of such Purchaser, the Company shall pay to such Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement for any Registrable Securities then held by such Purchaser. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Waiver Condition. Any notice provided to the Company hereunder shall be sent to Dennis Rushovich with a copy to Christopher R. Sachs at 3840 Greentree Avenue, SW, Canton, Ohio 44706 and a copy to Jack A. Bjerke, Baker & Hostetler LLP, 65 East State Street, Suite 2100, Columbus, Ohio 43215.
     6. Withdrawal of Registrable Securities. Each Purchaser, severally and not jointly with the other Purchasers, consents to the withdrawal of its Registrable Securities from the Registration Statement (or the withdrawal of the Registration Statement itself) currently on file with, and being reviewed by, the Commission, provided that the Forbearance Conditions continue to be met, including but not limited to, the Company’s obligation to use its best efforts to provide for free transferability of the Registrable Securities as provided in Section 5 above.

     7. Filing of Form 8-K. Within 1 Trading Day of the date hereof, the Company shall file a Current Report on Form 8-K disclosing the material terms of this Amendment and attaching this Amendment as an exhibit thereto.
     8. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Purchase Agreements, the Debentures and the Warrants shall continue in full force and effect after the execution of this Amendment, and shall not be in any way changed, modified or superseded by the terms set forth herein.
     9. Independent Obligations. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or this Amendment unless the same consideration is also offered to all of the parties to this Amendment. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Amendment or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Amendment. The Company has elected to provide all Purchasers with the same terms and this Amendment for the convenience of the Company and not because it was required or requested to do so by the Purchasers.
     10. Definitions. Capitalized terms not otherwise defined herein have the meanings given to such terms in the Transaction Documents.
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     Executed as of October ___, 2005 by the undersigned duly authorized representatives of the Company and Purchasers:

HARTVILLE GROUP, INC.	ALAN KAUFMAN MD CAPITAL, INC.

By:	By:

Name:	Name:
Title:	Title:

ASC CAPITAL PARTNERS	BRIGHTON CAPITAL PARTNERS

By:	By:

Name:	Name:
Title:	Title

WILLIAM B KAPLAN	H ROBERT HOLMES IRA

By:	By:

Name:	Name:
Title:	Title:

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